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                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is by and between Dayton State Bank, a Texas banking association ("Bank"), and James A. Woodall, Jr., an individual residing in Dayton ,Liberty County, Texas (the "Employee"), effective as of December 13, 1999 (the "Effective Date").

                             W I T N E S S E T H:

     In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

     1. Employment. On the terms and subject to the conditions set forth in this Agreement, Bank hereby employs Employee, and engages the services of the Employee to serve as Chairman of the Board and Chief Executive of Bank, and Employee hereby accepts employment with Bank according to the terms set forth in this Agreement.

     2. Duties. Employee is hereby employed and shall work at the location of Bank or at such other place or places as may be directed by Bank. The Employee shall have the position (including status, offices, titles and reporting requirements), authority, duties, and responsibilities usually associated with the title set forth in Section 1 above in a banking organization in a holding company structure having assets similar in nature and value to the assets of Bank.

     3.  Term.  The term of this Agreement shall be as follows:

         3.1 Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for a period of three years.

         3.2 Extensions. At the conclusion of the initial contract term the Term of this Agreement shall automatically be extended for a one-year period, unless Employee is terminated in accordance with Section 7 hereof or the Bank elects not to extend the Agreement. In this latter case, the Bank shall give the Employee six (6) months notice of its intention not to extend the Agreement.

     4. Compensation and Benefits. The compensation and other benefits payable to Employee under this Agreement shall constitute the full consideration to be paid to Employee for all services to be rendered by Employee to Bank.

         4.1 Base Salary. During the first year of the Term of this Agreement, Bank shall pay Employee a base salary ("Base Salary") of $123,000.00 per annum, commencing on the date of execution of this Agreement. The Employee's Base Salary shall be payable in accordance with Bank's customary policies, subject to payroll and withholding deductions as may be required by law

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and other deductions applied generally to employees of Bank for insurance or other employee benefit plans. In addition to his Base Salary, Employee may, but is not entitled to, receive an annual bonus payment at the discretion of the Board of Directors or an appropriate committee thereof.

         4.2 Annual Review. The Employee's Base Salary shall be reviewed annually by the Board of Directors of Bank and may be increased from time to time at the discretion of the Board of Directors.

         4.3 Reimbursement of Expenses. Employee shall be reimbursed for any and all reasonable costs and expenses incurred by Employee in performance of his services and duties as specified in this Agreement or incurred by Employee on behalf of, or in furtherance of the business of Bank, including, but not limited to business expenses incurred in connection with travel and entertainment; provided, however, that Employee shall submit to Bank supporting receipts and information satisfactory to Bank with respect to such reasonable costs and expenses.

         4.4 Benefits. During the term of Employee's employment, he shall be entitled (i) to receive health insurance benefits with the same coverages and deductibles as are currently in effect with respect to Employee and his dependents (subject to the availability of such benefits at a reasonable cost),
(ii) to participate in Bank's other benefit plans to such extent as determined by the Board of Directors of Bank, (iii) to participate in Bank's other policies, including vacation of four weeks and sick leave but excluding any severance policies, (iv) to be provided with a Bank owned automobile, insurance thereon, and maintenance at Bank expense, (v) election as a director of the Boards of Woodcreek Bank and Paradigm Bancorporation, Inc. ("Paradigm"), compensation for attendance at board meetings to be that of full directors as set by the respective Boards from time to time, (vi) monthly dues for membership at the Magnolia Ridge Country Club, (vii) a grant of 8,000 Stock Appreciation Rights under the Paradigm Bancorporation Stock Appreciation Rights Plan and Agreement, with vesting pursuant to the Plan.

     5.  Conflicts of Interests; Covenant Not to Compete.

         5.1 Conflicts of Interest. Employee shall, during the term of this Agreement, devote his time, attention, energies and business efforts to his duties as an employee of Bank and to the business of Bank. Employee shall not, during the term of this Agreement, directly or indirectly, for and on behalf of himself or any person, firm, partnership, corporation or other legal entity, own, manage, operate, control, invest in, make loans on advances to, guarantee the obligations of or participate in the ownership or management or operations of or be employed by or otherwise engage in the operation of any business that is in competition in any manner whatsoever with the business of Bank or Paradigm.

         5.2 Covenant Not to Compete. For a one-year period following the termination of Employee's employment for any reason by the Employee, Employee shall not within a 15 mile

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radius of any office of the Bank existing at the time of the termination of employment, directly or indirectly, either as an employee, employer, consultant, agent, greater than 10% stockholder, officer, director or in any other individual or representative capacity (i) solicit the banking business (loan, investment, deposit or otherwise) of any then existing customers of Paradigm, the Bank or their subsidiaries, (ii) engage or participate in any business that is in competition in any manner whatever with the business of Paradigm, the Bank or their subsidiaries or (iii) solicit the employment of any person employed by Paradigm, the Bank or their subsidiaries during the past twelve month's of Employee's employment with the Bank. It is specifically provided that Employee's covenant contained in this Section 5.2 shall survive the termination of this Agreement.

     6.  Confidential Information.

         6.1 As used herein, "Confidential Information" means all technical and business information (including financial statements and related books and records, personnel records, customer lists, arrangements with customers and suppliers, manuals and reports) of Paradigm, the Bank and their affiliates which is of a confidential and/or proprietary character and which is either developed by Employee (alone or with others) or to which Employee has had access during his employment. Employee shall, both during and after his employment with Bank, protect and maintain the confidential and/or proprietary character of all Confidential Information. Employee shall not, during or after termination of his employment, directly or indirectly, use (for himself or another) or disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential, except as may be necessary for the performance of his duties under this Agreement. Upon termination of his employment, Employee shall surrender to the Bank all Confidential Information and all other information or documents proprietary to the Bank or its subsidiaries in Employee's possession.

     7.  Termination.

         7.1 Termination of Agreement. Except as may otherwise be provided herein, this Agreement may terminate prior to the end of the Term or any extension thereof upon the occurrence of:

         (a) thirty (30) days after written notice of termination is given by Employee;

         (b) upon written notice of termination given by Bank; or

         (c) Employee's death or, at the Bank's option, upon Employee's becoming Disabled (as defined in Section 8.3 hereof).

Any notice of termination given by the Bank to Employee under Section 7.1(b) above shall specify whether such termination is with or without Good Cause (as defined in Section 8.4 hereof).

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  8. Obligations of Bank Upon Termination.

     8.1 Termination by Employee; Termination for Good Cause. If the Employee terminates this Agreement pursuant to Section 7.1(a) above or if Bank terminates this Agreement with Good Cause pursuant to Section 7.1(b) above, this Agreement shall terminate without further obligations to Employee, other than those obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to:

     (a) to the extent not theretofore paid, Employee's annual salary in effect at the time of such termination through the date of termination; and

     (b) in the case of compensation previously deferred by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Bank and any accrued vacation pay not yet paid by the Bank; and

     (c) all other amounts or benefits owing or accrued to, vested in, earned by Employee through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of Bank;

such obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to, such amounts and benefits specified in clauses (a), (b), and (c) of this sentence, being hereinafter collectively referred to as the "Accrued Obligations." The aggregate amount of such obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to, the Accrued Obligations, shall be paid by the Bank to Employee in cash in one lump sum within thirty (30) days after the date of termination.

     8.2 Termination Other Than for Good Cause. If the Bank terminates this Agreement without Good Cause pursuant to Section 7.1(b) hereof, the Bank shall pay to Employee cash in one lump sum within thirty (30) days after the date of termination the aggregate of the following amounts:

     (a) to the extent not theretofore paid, Employee's annual salary at the annual rate in effect at the time of such termination through the date of termination; and

     (b) in the case of compensation previously deferred by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Bank, and any accrued vacation pay not yet paid by the Bank; and

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     (c) all other amounts or benefits owing or accrued to, vested in, earned by
Employee through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of Bank;

     (d) any and all other Accrued Obligations not otherwise described in clause
(a), (b) or (c) of this Section 8.2;

     (e) an amount equal to ($123,000 divided by twelve) times the number of months remaining in the stated term of this Agreement, less statutory payroll deductions; provided, however, that the multiplier used in this calculation shall not be less than twelve.

     8.3 Termination by Death or Disability. If Employee's employment is terminated under Section 7.1(c) hereof by reason of Employee's death or Disability, the Bank shall pay to Employee's legal representatives cash in one lump sum within thirty (30) days after the date of Employee's death or Disability the full amount of the obligations owing or accrued to, vested in, or earned by Employee through the date of Employee's death or disability, including, but not limited to, the Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, the Employee's legal representatives or beneficiaries shall be entitled to receive benefits provided under the then existing or applicable plans, programs, or arrangements and policies of the Bank relating to death or disability. As used herein, "Disabled" shall have the meaning as being disabled under the other benefit plans of the Employer or if no such determination is made then such determination shall be made by the Board of Directors of the Bank.

     8.4 Good Cause. As used in this Agreement, the term "Good Cause" means (i) willful misconduct by Employee, (ii) the gross neglect by Employee of his duties as an employee, officer or director of Bank, (iii) the commission by Employee of an act, other than an act taken in good faith within the course and scope of Employee's employment, which is directly detrimental to Bank and which act exposes Bank to material liability, (iv) the willful violation by Employee of any Bank policy, (v) the Employee having been indicted for or convicted of any felony or other crime involving moral turpitude, (vi) current illegal use of narcotics, illegal drugs or controlled substances by Employee, or the current use of alcohol by the Employee to an extent which materially impairs the performance of Employee's duties or (vii) a willful breach by Employee of any of the terms of this Agreement.

     8.5 Change in Control. As used herein, the term "Change in Control" shall mean (a) Paradigm or the Bank shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Paradigm) (provided that the merger of the Bank with and into another wholly-owned subsidiary of Paradigm shall not constitute a Change in Control), (b) the Bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Paradigm, (c) Paradigm sells, leases or exchanges all or substantially all of its assets to any other

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person or entity (other than a wholly-owned subsidiary of Paradigm), (d)
Paradigm or the Bank is to be dissolved and liquidated, (e) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, the power to vote or control the voting) of more than 50% of the outstanding shares of Paradigm's or the Bank's voting stock (based upon voting power) or (f) as a result of or in connection with a contested election of directors, the persons who were directors of Paradigm before such election shall cease to constitute a majority of the Board.

     9.  Parachute Payments.

         9.1 General. For the purposes of the determinations to be made pursuant to Paragraph 9.2 below, capitalized terms that are not defined in this Agreement shall have the meanings set forth in Section 280G of the Internal Revenue Code of 1986, as amended ("Code"). A "Change in Control" of Paradigm or the Bank shall have the meaning set forth in Section 8.6 above and shall refer to an ownership change described in Section 280G(b)(2)(A)(i) of the Code with respect to Paradigm or the Bank. "Incentive Agreements" mean this Agreement and all stock option agreements, incentive compensation unit agreements, supplemental pension agreements or other arrangements or agreements, whether in existence on the date hereof or hereafter entered into by the Employee and Paradigm or the Bank that entitled the Employee to receive payments or other property from Paradigm or the Bank.

         9.2 Limitation. If the Aggregate Present Value of Parachute Payments payable to or in respect of the Employee by reason of a Change in Control of Paradigm or the Bank under all Incentive Agreements then in effect is greater than or equal to three times the Base Salary, then the Aggregate Present Value of Parachute Payments made to the Employee shall be limited to an amount equal to the greater of the portion of the Parachute Payments constituting Reasonable Compensation or three times the Base Salary less one dollar. Any amount required to be withheld from payments made to the Employee pursuant to this Paragraph 9.2 shall be deducted from the Change in Control-Lump Sum Payment referred to in Section 8.2 above.

     10. Notices. Any notice under this Agreement must be in writing and may be given by certified or registered mail, postage prepaid, addressed to the party or parties to be notified with return receipt requested, or by delivering the notice in person. For purposes of notice, the address of Employee or any administrator, executor or legal representative of Employee or his estate, as the case may be, shall be the last address of the Employee on the records of Bank. The address of Bank shall be its principal business address.

     11. Controlling Law. This Agreement shall be governed by the laws of the State of Texas.

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     12.  Entire Agreement.  This Agreement contains the entire agreement of the parties and may only be amended in writing signed by both parties; provided, that no amendment to this Agreement shall be effective unless authorized by resolution of the Board of Directors and signed on behalf of Bank by a duly authorized officer of Bank other than Employee.

     13. Remedies, Modification and Separability. Employee and Bank agree that Employee's breach of Sections 5 and 6 of this Agreement will result in irreparable harm to Bank, that no adequate remedy at law is available, and that Bank shall be entitled to injunctive relief; however, nothing herein shall prevent Bank from pursuing any other remedies at law or at equity available to Bank. Should a court of competent jurisdiction declare any of the covenants set forth in Sections 5 or 6 unenforceable, the court shall be empowered to modify or reform such covenants so as to provide relief reasonably necessary to protect the interests of Bank and Employee and to award injunctive relief, or damages, or both, to which Bank may be entitled. If any provision of this Agreement is declared by a court of last resort to be invalid, Bank and Employee agree that such declaration shall not affect the validity of the other provisions of this Agreement. If any provision of this Agreement is capable to two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the construction which renders it valid.

     14. Preservation of Business; Fiduciary Responsibility. Employee shall use his best efforts to preserve the business and organization of Bank, to keep available to Bank the services of its present employees and to preserve the business relations of Bank with suppliers, distributors, customers and others. Employee shall not willfully commit any act which would injure Bank. Employee shall observe and fulfill proper standards of fiduciary responsibility attendant upon his Office.

     15. Assignments. This Agreement is personal to Employee and without the prior written consent of Bank shall not be assignable by Employee other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon Bank and its successors and assigns. Bank shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of Bank to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Employee, all of the obligations of Bank under this Agreement. As used in this Agreement, the term "Bank" shall mean Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

     16. Waiver of Breach. The waiver by Bank of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by Bank of any subsequent breach of Employee.

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     17.  Revocation of Previous Employment Agreements.  Any and all previous employment agreements existing between Bank and Employee are revoked and canceled.

     18. Headings. The section headings in this Agreement are for convenience of reference and shall not be used in the interpretation or construction of this Agreement.

     19. Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     Employee acknowledges that he has read this Agreement and understands that signing this Agreement is a condition of employment.

     IN WITNESS WHEREOF, this Agreement is executed as of the 10th day of December, 1999 to be effective upon the approval of the Agreement by the Board of Directors of the Bank.

"EMPLOYEE"                          "BANK"

                                    DAYTON STATE BANK


_____________________________       By:_________________________________
James A. Woodall, Jr.                  Name:
                                            ----------------------------

                                       Title:
                                              --------------------------

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